Exhibit 10.2

On August 3, 2016, SAExploration Holdings, Inc. entered into amendments to the amended and restated employment agreements (the “First Amendments”) with Jeffrey Hastings, Brian Beatty, Brent Whiteley, Michael Scott, Darin Silvernagle and Ryan Abney (the “Executives”). In connection with the entry into the First Amendments, the Executives agreed to accept a temporary 10% salary reduction to the Executive’s current base salary ending on the payroll dated April 3, 2017.

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”), is effective as of August 3, 2016 (the “Amendment Effective Date”), by and between SAExploration Holdings, Inc., a Delaware corporation (the “Employer” or the “Company”), and Executive Name, an individual residing in the State of Alaska (the “Executive”). The Employer and the Executive may be referred to singularly as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, effective on August 3, 2016, the Company and Executive entered into an Executive Employment Agreement (the “Employment Agreement”), and

WHEREAS, due to the current economic conditions within the oil and gas industry, and in order to preserve the economic condition of the Company, the Executive agrees to accept a temporary 10% salary reduction of the Executive’s current base salary ending on the payroll dated April 3, 2017, and

WHEREAS, the Parties desire to amend Section 4 (a) of the Agreement in the manner reflected herein, and

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1. Compensation and Benefits. Section 4 (a) of the Agreement is hereby modified to provide that the Executive’s current base salary shall be reduced by ten (10%) percent effective on the payroll dated August 5, 2016, and ending on the payroll dated April 3, 2017. After the payroll dated April 3, 2017, the Executive’s base salary shall be restored to the Base Salary under the Employment Agreement.

2. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3. Term. This Amendment shall expire as of April 3, 2017, unless extended in writing by agreement of the Parties.

4. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Executive Employment Agreement effective as of the Amendment Effective Date.

EMPLOYER:
SAExploration Holdings, Inc.

By: __________________________

Name: __________________________

Title: __________________________

EXECUTIVE:

By: __________________________

Name: __________________________